EX-99.13.a.ii
AMENDMENT NO. 5 TO

SCHEDULE A

DELAWARE GROUP FOUNDATION FUNDS

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

AMENDED AS OF JULY 27, 2018

Delaware Foundation® Moderate Allocation Fund Effective as of May 1, 2002

AGREED AND ACCEPTED:

DELAWARE INVESTMENTS FUND SERVICE COMPANY		DELAWARE GROUP FOUNDATION FUNDS for its series set forth in this Schedule A

By:	/s/ STEPHEN J. BUSCH	By:	/s/ SHAWN K. LYTLE
Name:	Stephen J. Busch	Name:	Shawn K. Lytle
Title:	Senior Vice President	Title:	President and Chief Executive Officer